Exhibit 10.1

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

AND AMENDMENT TO SECURITY AGREEMENTS

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO SECURITY AGREEMENTS (this “Amendment”), dated as of May 12, 2011 (the “Effective Date”), is executed by JPMORGAN CHASE BANK, N.A., a national banking association (“Chase”), SUPREME INDIANA OPERATIONS, INC., a Delaware corporation (“SIOperations”), SUPREME TRUCK BODIES OF CALIFORNIA, INC., a California corporation (“STBCalifornia”), SUPREME NORTHWEST, L.L.C., a Texas limited liability company (“SNorthwest”), SUPREME CORPORATION OF TEXAS, a Texas corporation (“SCTexas”), SUPREME MID-ATLANTIC CORPORATION, a Texas corporation (“SMid-Atlantic”), SUPREME INDUSTRIES, INC., a Delaware corporation (“SIndustries”), and SUPREME/MURPHY TRUCK BODIES, INC., SUPREME INDIANA MANAGEMENT, INC., SUPREME STB, LLC, SC TOWER STRUCTURAL LAMINATING, INC. and SILVER CROWN, LLC (collectively with SIOperations, STBCalifornia, SNorthwest, SCTexas, SMid-Atlantic, and SIndustries, each of the foregoing are referred to in this Amendment as a “Guarantor;” and collectively as the “Guarantors”).  SIOperations, STBCalifornia, SNorthwest, SCTexas, SMid-Atlantic, and SIndustries are each sometimes referred to in this Amendment as a “Borrower” and are collectively referred to in this Amendment as the “Borrowers.”

Recitals

A.                                   The Borrowers, the Guarantors and Chase are parties to an Amended and Restated Credit Agreement, dated as of September 30, 2010, as amended by a First Amendment to Amended and Restated Credit Agreement, dated as of March 24, 2011 (the “Credit Agreement”).

B.                                     SIOperations desires to sell the California Real Estate to BFG2011 Limited Liability Company, a New Jersey limited liability company and doing business in California as 22135 Alessandro, LLC (“Purchaser”), and concurrently with such sale, enter into a lease, as tenant, of the California Real Estate with Purchaser (the “Sale Leaseback Transaction”).

C.                                     Upon completion of the Sale Leaseback Transaction, SIOperations will own 35.48% (4,950 Common Units) of Purchaser (the “BFG2011 Equity Interests”).

D.                                    SIOperations and Chase are parties to the following (the “SIO Security Agreements”):  (i) an Amended and Restated Pledge and Security Agreement, dated as of September 30, 2010; and (ii) a Pledge and Security Agreement, dated as of September 30, 2010.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, Chase, the Borrowers and the Guarantors agree as follows:

1.                                       Definitions.  Except as otherwise expressly stated in this Amendment, all terms used in this Amendment that are defined in the Credit Agreement and that are not otherwise defined in this Amendment, shall have the same meanings in this Amendment as are ascribed to them in the Credit Agreement.

2.                                       Amendments to the Credit Agreement.  Effective as of the Effective Date, the Credit Agreement is amended as follows:

(a)                                  New Definitions.  Section 1.01 of the Credit Agreement is amended to add each the following new defined terms in the appropriate alphabetical position:

“California Lease” means an AIR Commercial Real Estate Association Standard Industrial Commercial Single-Tenant Lease-Net, dated as of May 12, 2011, between SIOperations and BFG2011 Limited Liability Company, a New Jersey limited liability company doing business in California as 22135 Alessandro, LLC.

“Second Amendment” means a Second Amendment to Amended and Restated Credit Agreement, dated as of May 12, 2011, executed by the Lender, the Borrowers and the other Loan Parties.

“Second Amendment Effective Date” means May 12, 2011.

(b)                                 Amendment of Section 6.01.  Section 6.01 of the Credit Agreement is amended by deleting the word “and” at the end of subsection (g) thereof; replacing the grammatical period at the end of subsection (h) thereof with a semi-colon and adding the word “and” immediately thereafter; and adding the following new subsection (i) to read in its entirety as follows:

“(i)                               Indebtedness of SIOperations deemed to exist under the California Lease by reason of the California Lease being classified as a capital lease for GAAP purposes (but only to the extent such Indebtedness arises pursuant to the California Lease as it is in effect on May 12, 2011, and not including any amendments or modifications thereto made without the prior written consent of the Lender).”

(c)                                  New Sections 6.16.  The Credit Agreement is amended to add the following Section 6.16 to read in its entirety as follows:

“SECTION 6.16.  California Real Estate.  None of the Loan Parties shall, without the prior written consent of the Lender (a) purchase, or enter into an agreement to purchase, the California Real Estate, (b) exercise any repurchase right, option to purchase, right of first refusal, or similar rights with respect to the California Real Estate, including without limitation any rights granted under the California Lease, or (c) agree to any amendment or other modification of the California Lease or waiver of any of the rights of SIOperations, as tenant, under the California Lease.”

(d)                                 Amendment to Article VII(s).  Article VII(s) of the Credit Agreement is amended and, as so amended, restated to read in its entirety as follows:

“(s)                            The Borrowers shall fail to close and receive all of the cash proceeds of at least one Approved New Capital Transaction on or before May 12, 2011;”

3.                                       Amendment to SIO Security Agreements.  Effective as of the Effective Date, Exhibit G to each of the SIO Security Agreements is amended and, as so amended, restated in its entirety to read the same as Exhibit G to this Amendment.

4.                                       Consent to Sale Leaseback Transaction.  Chase consents to the Sale Leaseback Transaction and, upon satisfaction of the conditions in Section 7 of this Amendment, shall execute and deliver releases of its mortgage liens on the California Real Estate and terminate all UCC fixture filings that are of record on May 12, 2011 against fixtures on the California Real Estate that on the Effective Date are filed with the Recorder of Riverside County, California and name Chase as “secured party” and SIOperations as “debtor.”  Chase agrees that the Sale Leaseback Transaction shall be deemed an “Approved New Capital Transaction” for the purposes of subsection (s) of Article VII of the Credit Agreement so long as the Net Proceeds of the Sale Leaseback Transaction are not less than $2,800,000.  All Net Proceeds of the Sale Leaseback Transaction shall be paid to Chase and applied to repay the outstanding principal balance of Revolving Loans of SIOperations; provided, however, notwithstanding anything to the contrary in Section 2.10(c) of the Credit Agreement, the SIO Revolving Commitment and the Revolving Commitment shall not be reduced by the amount of the Net Proceeds received from the Sale Leaseback Transaction.  The waiver and consent in this Section 4 is a one-time waiver and consent solely with respect to the Sale Leaseback Transaction and shall not be deemed to be a waiver of Section 2.10(c) of the Credit Agreement or any other provisions of the Credit Agreement or the other Loan Documents with respect to any other matter.  Chase’s consent to the Sale Leaseback Transaction is not and shall not be deemed in any respect to be an approval of the terms of the Sale Leaseback Transaction or the appropriateness or fairness thereof to SIOperations.

5.                                       Representations and Warranties.  Each Borrower represents and warrants to Chase as follows:

(a)                                  (i)                                     The execution, delivery and performance of this Amendment and all agreements and documents delivered pursuant hereto by such Borrower have been duly authorized by all necessary corporate action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or writ presently in effect applying to such Borrower, or its articles of incorporation/organization or by-laws/operating agreement, or result in a breach of or constitute a default under any material agreement, lease or instrument to which such Borrower is a party or by which it or any of its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by such Borrower of this Amendment and all agreements and documents delivered pursuant hereto; and (iii) this Amendment and all agreements and documents delivered pursuant hereto by such Borrower are the legal, valid and binding obligations of such Borrower, as a signatory thereto, and enforceable against such Borrower in accordance with the terms thereof.

(b)                                 No Default or Event of Default exists as of the Effective Date under the Credit Agreement or any of the other Loan Documents.

(c)                                  The representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(d)                                 The Borrowers affirm and acknowledge that Chase has not made the Term Loans B, and is not committed or otherwise obligated to make the Term Loans B.

6.                                       Consent and Representations of the Guarantors.  Each Guarantor covenants, represents and warrants to Chase as follows:

(a)                                  such Guarantor, by its execution of this Amendment, expressly consents to the execution, delivery and performance by the Borrowers, the other Guarantors and Chase of this Amendment and all agreements, instruments and documents to be delivered pursuant hereto;

(b)                                 such Guarantor agrees that neither the provisions of this Amendment nor any action taken or not taken in accordance with the terms of this Amendment shall constitute a termination, extinguishment, release, or discharge of any of such Guarantor’s obligations under its respective guaranty in Article IX of the Credit Agreement (each of such Guarantors respective guaranty, as the same has been and may hereafter be amended and/or restated from time to time and at any time, being called a “Guaranty”) or provide a defense, set-off, or counterclaim to it with respect to any of such Guarantor’s obligations under its Guaranty or any other Loan Documents;

(c)                                  such Guarantor’s Guaranty is in full force and effect and is a valid and binding obligation of such Guarantor; and

(d)                                 this Amendment is the legal, valid, and binding obligation of such Guarantor, and enforceable against such Guarantor in accordance with its terms.

7.                                       Conditions.  The effectiveness of this Amendment is subject to full satisfaction of the following conditions precedent on or before the Effective Date:

(a)                                  This Amendment shall have been executed by the Borrowers and the Guarantors, and delivered to Chase and executed by Chase.

(b)                                 A Security Agreement in form and substance the same as attached to this Amendment as Exhibit A shall have been executed and acknowledged by each of SIndustries,

SIOperations, SCTexas, SMid-Atlantic, STBCalifornia, and SC Tower Structural Laminating, Inc. and delivered to Chase.

(c)                                  An Acknowledgment of Pledge in form and substance the same as attached to this Amendment as Exhibit B shall have been executed by Purchaser and delivered to Chase.

(d)                                 Chase shall have received fully executed copies of (i) all agreements executed by SIOperations in connection with the Sale Leaseback Transaction, and (ii) the articles of organization and operating agreement of Purchaser together with any and all amendments thereto.

(e)                                  SIOperations shall have received Net Proceeds in an amount not less than $2,800,000 from the Sale Leaseback Transaction.

8.                                       Additional Covenants.  The Borrowers further agree as follows:

(a)                                  Stock Certificates.  SIOperations shall deliver to Chase the original certificates evidencing the BFG2011 Equity Interests, together with membership Unit powers executed in blank by SIOperations with respect thereto within 3 Business Days of the Effective Date.  Failure by SIOperations to deliver such original certificates and powers within 3 Business Days of the Effective Date shall be an Event of Default under the Credit Agreement.

(b)                                 Fees.  To the extent not paid on the Effective Date, SIOperations shall pay all costs and expenses incurred by Chase in connection with the review of the Sale Leaseback Transaction and its documentation and the negotiation, preparation and closing of this Amendment and the other documents, instruments and agreements to be executed and delivered pursuant hereto, including appraisal fees, environmental site assessment fees, title insurance premiums and costs, the reasonable fees and out-of-pocket expenses of Baker & Daniels LLP, special counsel to Chase, the reasonable fees and out-of-pocket expenses of special local counsel to Chase, and the reasonable fees and out-of-pocket expenses of LS Associates, LLC, financial consultant to Chase.  Failure by the Borrowers to pay in full such fees, costs, premiums, and expenses within 10 days of the delivery by Chase to Borrowers of an invoice for payment for all or any portion of such fees, costs, premiums, and expenses shall be an Event of Default under the Credit Agreement.

9.                                       Release.  EACH BORROWER AND GUARANTOR (EACH INDIVIDUALLY REFERRED TO AS AN “OBLIGOR” AND COLLECTIVELY REFERRED TO AS THE “OBLIGORS”), FOR THEMSELVES AND THEIR RESPECTIVE LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASING PARTIES”), JOINTLY AND SEVERALLY RELEASES AND DISCHARGES CHASE AND ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, LEGAL REPRESENTATIVES, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, DAMAGES, CAUSES OF ACTION, AND AFFIRMATIVE DEFENSES WHICH ANY OF

THE RELEASING PARTIES HAS ASSERTED OR CLAIMED OR MIGHT NOW OR HEREAFTER ASSERT OR CLAIM AGAINST ALL OR ANY OF THE RELEASED PARTIES, WHETHER KNOWN OR UNKNOWN, ARISING OUT OF, RELATED TO OR IN ANY WAY CONNECTED WITH OR BASED UPON ANY ACT, OMISSION, CIRCUMSTANCE, AGREEMENT, LOAN, EXTENSION OF CREDIT, TRANSACTION, TRANSFER, PAYMENT, EVENT, ACTION, OR OCCURRENCE RELATED TO THE LIABILITIES, THE LOAN DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED THEREBY BETWEEN OR INVOLVING ANY OBLIGOR OR ANY OF THE PROPERTY OF ANY OBLIGOR, AND ALL OR ANY OF THE RELEASED PARTIES AND WHICH WAS MADE OR EXTENDED OR WHICH OCCURRED AT ANY TIME OR TIMES PRIOR TO THE EFFECTIVE DATE.

10.                                 Binding on Successors and Assigns.  All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

11.                                 Governing Law; Entire Agreement; Survival; Miscellaneous.  This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such state and without giving effect to its choice or conflicts of laws principles.  This Amendment constitutes and expresses the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements or conditions, whether expressed or implied, oral or written.  All covenants, agreements, undertakings, representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment.

12.                                 Amendment of Other Documents.  All references to the Credit Agreement in the other Loan Documents shall mean the Credit Agreement and the SIO Security Agreements, as modified and amended by this Amendment and as any of them may be further amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time.  The other Loan Documents are hereby modified and amended to the extent necessary to conform them to, or to cause them to accurately reflect, the terms of the Credit Agreement and the SIO Security Agreement, as modified by this Amendment.  Except as otherwise expressly provided in this Amendment, all of the terms and provisions of the Credit Agreement, the SIO Security Agreements and the other Loan Documents, as modified and amended by this Amendment, remain in full force and effect and fully binding on the parties thereto and their respective successors and assigns.

13.                                 Further Assurances.  The Borrowers and the Guarantors shall duly execute and deliver, or cause to be executed and delivered, such further instruments and perform or cause to be performed such further acts as may be necessary or proper in the reasonable opinion of Chase to carry out the provisions and purposes of this Amendment.

14.                                 Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.  In the event any party executes and delivers this Amendment via facsimile, such party hereby agrees that for the purposes of enforcement and all applicable statutes, laws and rules, including, without limitation, the Uniform Commercial Code, rules of evidence and statutes of fraud: (i) the facsimile signature of such party shall constitute a binding signature of such party as a symbol and mark executed and adopted by such party with a present intention to authenticate this Amendment; (ii) the facsimile of this Amendment shall constitute a writing signed by such party; and (iii) the facsimile of this Amendment shall constitute an original of and best evidence of this Amendment.

15.                                 Recitals Incorporated.  Chase, the Borrowers and the Guarantors agree that the Recitals set forth in this Amendment are true and correct.

[signatures on following 1 page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized signatories.

SUPREME INDUSTRIES, INC.		SUPREME INDIANA OPERATIONS, INC.
As a Borrower and a Guarantor		As a Borrower and a Guarantor

By:	/s/ Kim Korth	By:	/s/ Kim Korth
	Kim Korth, President		Kim Korth, President

SUPREME MID-ATLANTIC CORPORATION		SUPREME TRUCK BODIES OF
As a Borrower and a Guarantor		CALIFORNIA, INC.
As a Borrower and a Guarantor

By:	/s/ Kim Korth	By:	/s/ Kim Korth
	Kim Korth, President		Kim Korth, President

SUPREME CORPORATION OF TEXAS		SUPREME NORTHWEST, L.L.C.
As a Borrower and a Guarantor		As a Borrower and a Guarantor

By:	/s/ Kim Korth	By:	/s/ Kim Korth
	Kim Korth, President		Kim Korth, President

SUPREME INDIANA MANAGEMENT, INC.		SC TOWER STRUCTURAL LAMINATING, INC.
As a Guarantor		As a Guarantor

		By:	/s/ Kim Korth
By:	/s/ Kim Korth		Kim Korth, President
Kim Korth, President

SUPREME MURPHY TRUCK BODIES, INC.		SUPREME STB, LLC
As a Guarantor		As a Guarantor

By:	/s/ Kim Korth	By:	/s/ Michael Oium
	Kim Korth, President		Michael Oium, Vice President

JPMORGAN CHASE BANK, N.A.
As the Lender		SILVER CROWN, LLC
As a Guarantor

By:	/s/ Michael E. Lewis
	Michael E. Lewis, Senior Vice President	By:	/s/ Kim Korth
Kim Korth, President

EXHIBIT A

(Form Security Agreement)

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as it may be amended or modified from time to time, the “Security Agreement”) is executed as of May       , 2011, by Supreme Indiana Operations, Inc., a Delaware corporation (“Grantor”) in favor of JPMorgan Chase Bank, N.A., a national banking institution (“Lender”).

Supreme/Murphy Truck Bodies, Inc. (“Borrower”) and Lender (as successor by merger to Bank One, Indiana, N.A.) are parties to a Reimbursement and Pledge Agreement, dated as of October 11, 2000 (as amended and as it may be further amended or modified from time to time, the “Reimbursement Agreement”).  Grantor executed an Unlimited Continuing Guaranty, dated as of October 11, 2000, in favor of Bank One, Indiana, N.A. (as amended and as it may be further amended or modified from time to time, the “Guaranty”) and Lender has succeeded to all of the rights of Bank One, Indiana, N.A under the Guaranty.  Grantor is entering into this Security Agreement in order to secure the Guaranteed Obligations.

ACCORDINGLY, Grantor and Lender, hereby agree as follows:

1.                                       DEFINITIONS.

1.1                                 Terms Defined in Reimbursement Agreement.  Terms used in this Agreement which are defined in the Reimbursement Agreement and are not otherwise defined in this Security Agreement shall have the same meanings in this Security Agreement as are ascribed to such terms in the Reimbursement Agreement.  The definitions in this Section 1 shall be equally applicable to both the singular and plural forms of the defined terms.

1.2                                 Terms Defined in UCC.  Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC, including without limitation, each of the following terms:  “Accounts”; “Chattel Paper”; “Commercial Tort Claims”; “Deposit Accounts”; “Documents”; “Equipment”; “Fixtures”; “General Intangibles”; “Goods”; “Instruments”; “Inventory”; “Investment Property”; “Letter-of-Credit Rights”; and “Supporting Obligations”.

1.3                                 Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:  (a) “Excluded Investments” means (i) all treasury stock of Grantor, and (ii) 35% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each foreign Subsidiary directly owned by Grantor; (b) “Guaranteed Obligations” means all of Grantor’s obligations, liabilities and indebtedness to Lender arising from, pursuant to or by virtue of the Guaranty, whether now existing or hereafter arising; (c) “Prior Security Agreements” means:  (i) an Amended and Restated Pledge and Security Agreement, dated as of September 30, 2010, between Grantor and Lender; and (ii) a Pledge and Security Agreement, dated as of September 30, 2010, between Grantor and Lender, as amended and as it may be further amended or modified from time to time; and (d) “UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of Indiana, Ind. Code § 26-1, et seq., or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral.  Excluding the definitions in Section 1 of this Security Agreement, if the Uniform Commercial Code of any state other than Indiana is applicable, then the references in this Security Agreement to any Chapter or Section of Ind. Code § 26-1, et seq. shall be deemed to be references to the equivalent Chapter or Section of such other state’s Uniform Commercial Code however numbered or denominated.

2.                                       GRANT OF SECURITY INTEREST.  Grantor hereby pledges, collaterally assigns and grants to Lender, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including: all Accounts; all Chattel Paper; all Documents; all Equipment; all Fixtures; all General Intangibles; all Goods; all Instruments; all Inventory; all Investment Property (other than Excluded Investments); all cash or cash equivalents; all letters of credit, Letter-of-Credit Rights and Supporting Obligations; all Deposit Accounts with any bank or other financial institution; all Commercial Tort Claims; and all accessions to, substitutions for and replacements, proceeds, insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing, to secure the prompt and complete payment and performance of the Guaranteed Obligations.

3.                                       REPRESENTATIONS AND WARRANTIES.  Grantor affirms to Lender that all representations and warranties in Article III of the Prior Security Agreements are true and correct in all material respects as of the date hereof; and further represents and warrants to Lender the type of entity of Grantor, its state of organization, and the organizational number issued to it by its state of organization are correctly set forth on Exhibit A to each of the Prior Security Agreements.  Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in Grantor’s organizational documents, as amended, as filed with Grantor’s jurisdiction of organization.  All representations and warranties of Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

4.                                       COVENANTS.  From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, Grantor agrees that:

4.1                                 Incorporation of Covenants of Prior Security Agreements/Loan Document.  Grantor will comply with the agreements and covenants set forth in Article IV and Section 5.3 of the Prior Security Agreements, and Article IV and Section 5.3 of the Prior Security Agreements are incorporated into this Security Agreement as if fully set forth herein.  This Security Agreement is a “Loan Document” as such term is defined in the Reimbursement Agreement.

4.2                                 Authorization to File Financing Statements.  Grantor hereby authorizes Lender to file, and if requested will deliver to Lender, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by Lender in order to maintain a first perfected security interest in and, if applicable, control of, the Collateral.  Any financing statement filed by Lender may be filed in any filing office in any UCC jurisdiction and may (i) indicate Grantor’s Collateral (1) as all assets of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Chapter 9.1 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Chapter 9.1 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.

4.3                                 Further Assurances.  Grantor will, if so requested by Lender, furnish to Lender, as often as Lender reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports and information in connection with its Collateral as Lender may reasonably request, all in such detail as Lender may specify.  Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of Lender in its Collateral and the priority thereof against any Lien not expressly permitted under the Prior Security Agreements.

4.4                                 Commercial Tort Claims.  Grantor has no Commercial Tort Claims.  Grantor shall promptly, and in any event within two Banking Days after the same is acquired by it, notify Lender of any Commercial Tort Claim acquired by it and, unless Lender otherwise consents, Grantor shall enter into an amendment to this Security Agreement granting to Lender a first priority security interest in such Commercial Tort Claim.

5.                                       EVENTS OF DEFAULT AND REMEDIES

5.1                                 Events of Default.  The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:  (a) any representation or warranty made by or on behalf of Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made; (b) the breach by Grantor of any of the terms or provisions of Section 4 of this Security Agreement; (c) the breach by Grantor (other than a breach which constitutes an Event of Default under any other Section of this Section 5) of any of the terms or provisions of this Security Agreement which is not remedied within fifteen days after the earlier of knowledge of such breach or notice thereof from Lender; (d) the occurrence of any “Default” under, and as defined in, the Reimbursement Agreement; (e) the occurrence of any “default” or “event of default,” as defined in any other Loan Document or the breach of any of the terms or provisions of any other Loan Document, which default or breach continues beyond any grace period therein provided; and (f) the occurrence of any “Event of Default,” as defined in any of the Prior Security Agreements, which default or breach continues beyond any grace period therein provided.

5.2                                 Remedies.  Upon the occurrence of an Event of Default, Lender may exercise any or all of the following rights and remedies, subject to any limitations or restrictions imposed by applicable law:  (i) those rights and remedies provided in this Security Agreement, the Reimbursement Agreement, any other Loan Document and the Prior Security Agreements; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to Lender prior to an Event of Default; and (ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

6.                                       GENERAL PROVISIONS

6.1                                 Waivers.  To the extent such notice may be waived under applicable law, Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made.  To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to Grantor, addressed as set forth in Section 6.8 of this Security Agreement, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.  To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of Lender as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.  Except as otherwise specifically provided herein,

Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

6.2                                 Limitation on Lender’s Duty with Respect to the Collateral.  Lender shall use reasonable care with respect to the Collateral in its possession or under its control.  Lender shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

6.3                                 No Waiver; Amendments; Cumulative Remedies. No delay or omission of Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy.  No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by Lender and then only to the extent in such writing specifically set forth.  All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to Lender until the Guaranteed Obligations have been paid in full.  All rights, agreements, and covenants of, and waivers given by, Grantor in this Security are in addition to any and all rights, agreements, covenants, and waivers in the Prior Security Agreements.

6.4                                 Severability of Provisions.  Any provision in any this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

6.5                                 Benefit of Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of Grantor, Lender and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that Grantor shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of Lender.

6.6                                 CHOICE OF LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF INDIANA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

6.7                                 Counterparts.  This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

6.8                                 Notices.  Any notice required or permitted to be given under this Security Agreement shall be sent according to the terms of the Reimbursement Agreement.

IN WITNESS WHEREOF, Grantor and Lender have executed this Security Agreement as of the date first above written.

SUPREME INDIANA OPERATIONS, INC.

By:
, President

STATE OF INDIANA	)
) SS
COUNTY OF	)

The foregoing instrument was acknowledged before me this            day of May, 2011 by                                         , the President of Supreme Indiana Operations, Inc., on behalf of said corporation, as its duly authorized officer.

Signed

(Printed) Notary Public

My commission expires:

My county of residence:

EXHIBIT B

(Form of Acknowledgement of Pledge)

ACKNOWLEDGMENT OF PLEDGE

Supreme Indiana Operations, Inc., a Delaware corporation (“SIOperations”) and JPMorgan Chase Bank, N.A., a national banking association (“Secured Party”), are parties to (i) an Amended and Restated Pledge and Security Agreement, dated as of September 30, 2010; (ii) a Pledge and Security Agreement, dated as of September 30, 2010, and (iii) a Security Agreement, dated as of May       , 2011 (as each of the foregoing have been or hereafter may amended, the “Security Agreements”).  Terms used in this Acknowledgment of Pledge, and not otherwise defined herein, have the meanings ascribed to them in the Security Agreements.

BFG2011 Limited Liability Company, a New Jersey limited liability company and doing business in California as “22135 Alessandro, LLC” (the “Company”) hereby (i) acknowledges and consents to SIOperations’ granting a security interest to and pledging to Secured Party all Equity Interests of the Company now or hereafter owned or acquired by SIOperations (the “SIO Equity Interests”), (ii) certifies to Secured Party that, as of the date hereof, the SIO Equity Interests constitute 4,950 outstanding Common Units (as such term is defined in the operating agreement of the Company as in effect on the date hereof) of the Company, and (iii) by executing this Acknowledgment of Pledge, the Company acknowledges receipt of a copy of the Security Agreements.

SIOperations irrevocably instructs the Company that it is to make all distributions with respect to the SIO Equity Interests directly to Secured Party.

Dated:	BFG2011 LIMITED LIABILITY COMPANY, A NEW JERSEY LIMITED LIABILITY COMPANY AND DOING BUSINESS IN CALIFORNIA AS “22135 ALESSANDRO, LLC”

By:
Printed:
Title:

SUPREME INDIANA OPERATIONS, INC., A DELAWARE CORPORATION

By:
Printed:
Title:

Supreme Indiana Operations, Inc.

EXHIBIT G

(See Section 3.13 of Security Agreement and Definition of “Pledged Collateral”)

LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY

STOCKS

Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares
Supreme Mid-Atlantic Corporation	2	1,000	Common	100.00%
Supreme Truck Bodies of California, Inc.	2	1,000	Common	100.00%
Supreme Corporation of Texas	2	1,000	Common	100.00%
Supreme Northwest, L.L.C.	4	100	Units	100.00%
Supreme Indiana Management, Inc.	2	1,000	Common	100.00%
SC Tower Structural Laminating, Inc.	2	1,000	Common	100.00%
Supreme/Murphy Truck Bodies, Inc.	2	1,000	Common	100.00%
Silver Crown, LLC	2	1,000	Units	100.00%
BFG2011 Limited Liability Company	4	4,950	Units	35.48%

BONDS

Issuer	Number	Face Amount	Coupon Rate	Maturity
None

GOVERNMENT SECURITIES

Issuer	Number	Type	Face Amount	Coupon Rate	Maturity
None

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED OR UNCERTIFICATED)

Issuer	Description of Collateral	Percentage Ownership Interest
None